State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "HARVEST CAPITAL CORPORATION", CHANGING ITS NAME FROM "HARVEST CAPITAL CORPORATION" TO "NEW HARVEST CAPITAL CORPOATION", FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2000, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

2070195 8100

001394555

AUTHENTICATION: 0657754

DATE: 09-06-00

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/03/2000
001394555 – 2070195

CERTIFICATE OF RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION OF NEW HARVEST CAPITAL CORPORATION (FORMERLY KNOWN AS HARVEST CAPITAL CORPORATION)

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is NEW HARVEST CAPITAL CORPORATION (formerly known as Harvest Capital Corporation).

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is August 29, 1985.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 1993 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 1993.

6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on August 31, 2000

Joseph L. Murphy, President

M:\ANNE\HARVEST\CERT-REN.DO

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS — ALBANY, NY 12231-0001

FILING RECEIPT

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ENTITY NAME: NEW HARVEST CAPITAL CORPORATION

DOCUMENT TYPE: DESIGNATION (FOR. BUSINESS)

SERVICE COMPANY: ** NO SERVICE COMPANY ** — SERVICE CODE: 00

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FILED:03/22/2002 DURATION:PERPETUAL CASH#:020322000974 FILM #:020322000945

ADDRESS FOR PROCESS

REGISTERED AGENT

STATE OF NEW YORK
DEPARTMENT OF STATE

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FILER	FEES	35.00	PAYMENTS	35.00
	FILING	25.00	CASH	0.00
KALIN & ASSOCIATES, P.C.	TAX	0.00	CHECK	35.00
TORNEYS AT LAW	CERT	0.00	CHARGE	0.00
4 EIGHTH AVENUE, SUITE 800	COPIES	10.00	DRAWDOWN	0.00
NE WYORK, NY 10001	HANDLING	0.00	BILLED	0.00
			REFUND	0.00

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